Exhibit 10.10

Guarantee Contract

Fujian Branch of China Construction Bank

Exhibit 10.10

The contract is entered into by the following parties:

Guarantor (Party A): Please see Article 10 of the contract for details. Creditor (Party B): Please see Article 10 of the contract for details.

Article 1	SCOPE OF GUARANTEE

Please see Article 11 of the contract for details.

Article 2	METHOD OF GUARANTEE

Party A shall provide joint responsibility guaranty under the contract.

Article 3	GUARANTEE PERIOD

The guarantee period is from the effective date of this Contract and ends two years from the expiration of the debt performance term under the Main Contract (as defined hereinafter). In case Party A agrees to extent the debt performance term, the guarantee period ends two years from the expiration of the extended debt performance term under the Main Contract. If Party B announces advanced maturity of debts according to the Main Contract, the guarantee period ends two years from the advanced maturity date of debts announced by Party B. In case the debts under the Main Contract are paid in installments, the guarantee period of each installment is two years from the expiration date of the debt performance term of the last installment.

Article 4	INDEPENDENCE OF THE GUARANTEE CONTRACT

The validity of the guarantee contract is independent from that of the Main Contract. The failure, invalidation, partial invalidation, or cancellation of the Main Contract does not affect the validity of the guarantee contract. If the Main Contract fails, is invalidated, partially invalidated, canceled or void, Party A shall be jointly responsible for the debtor’s debts due to return of properties or compensation of losses.

Article 5	CHANGE OF MAIN CONTRACT

I.

Party A agrees to be jointly and severally responsible for the debts under the amended Main Contract, in the event that Party B and the debtor agree to amend the Main Contract provisions in writing (including but not limited to the repayment currency, repayment method, loan account No., repayment account No., expense utilization plan, repayment plan, value date and settlement date, startup date or expiration date of debts performance term if the term is not extended). However, if Party B and the debtor have extended the debt performance date or increased credit principal through agreement without Party A’s consent in advance, Party A shall be jointly and severally liable only for the debts according to the provisions of the Main Contract before the amendment.

II.	Party A’s liability as a guarantor is not reduced or exempted due to any of the following conditions:

	(I)	Party B or the debtor has undergone change of formality, merging, integration, separation, capital increase/reduction, joint venture, joint business operation and name change;

	(II)	Party B has entrusted a third party to fulfill its due obligations under the Main Contract.

Exhibit 10.10

III.

In case of invalidation, cancellation or voidance of any transfer of debts or credits under the Main Contract, Party A shall continue to be jointly and severally responsible as a guarantor for Party B according to this Contract.

Article 6	GUARANTORS’ LIABILITIES

I.

Party A shall be jointly and severally liable within the scope of guarantee, if the debts under the Main Contract are due or Party B announces advanced maturity of debts according to the Main Contract or laws, the debtor fails to fulfill in full amount and in a timely manner, or the debtor breaches other provisions of the Main Contract.

II.

Whether Party B has other guarantee of credits under the Main Contract (including but not limited to various guaranty methods such as guaranty, mortgage, pledge, guaranty letter and standby L/C), whether the guaranties are valid and established, whether Party B claims its right to other guarantors, whether any third party agrees to be liable for total or partial debts under the Main Contract, and whether other guaranties are provided by the debtor, Party A’s liabilities as a guarantor under this Contract will not be reduced or exempted. Party B can directly require Party A to be liable within the scope of its guarantee according to this Contract; and Party A cannot raise any objections.

III.

If Party A only provides guarantee for a part of the debts under the Main Contract, Party A agrees that even if the debtor repays part of the debt, or Party B partially exercises its right under other guarantees, or the debt was partially paid by other means, Party A will be responsible within the scope of the guarantee for the unpaid debt.

IV.

If Party A only provides guarantee for part of the debts under the Main Contract, and if the debts under the Main Contract are not fully paid after Party A performs its obligation as a guarantor, Party A agrees not to cause any damage to Party B when it claims its subrogation right (including in-advance) against the debtor or other guarantors. Party A agrees that the right to receive repayment of debts under the Main Contract has priority over Party A’s subrogation right.

Before total repayment of Party B’s credits:

(a)

Party A agrees not to claim its subrogation right against the debtor or other guarantors; once Party A has exercised the above right due to any reason, it shall use the payment from the claim to first repay the unpaid debt owned to Party B’s ;

(b)

If the debts under the Main Contract have collateral, Party A agrees not to declare rights to the secured articles or the proceeds of sale of such articles for any reason including but not limited to subrogation rights. The secured articles or the proceeds of sales of such articles shall be first used to repay the unpaid debts owed to Party B.

(c)	If the debtor or other guarantor has provided a counter-guarantee to Party A, Party A shall use the proceeds from the above counter-guarantees to first repay unpaid debt owed to Party B.

V.

Party A fully understands the interest rate risks. Party A agrees to be jointly and severally responsible for the increased part due to the increase of the interest rate, the default interest or the compound interest, if Party B adjusts the interest rate according to the Main Contract, or the government adjusts the interest rate, calculation method or the settlement method.

Exhibit 10.10

VI.

If the debtor has other loans from Party B other than the loans under the Main Contract, Party B has the right to receive the debtor’s RMB or other currency expenses in the account established in the system of China Construction Bank to satisfy any expired debt. Party A’s guaranty responsibilities are not reduced or exempted.

Article 7	PARTY A’s OTHER OBLIGATIONS

I.

Party A shall supervise how the debtor uses the loans (including its purpose) , accept the supervision from Party B on the funds, assets and business performance of Party A, provide related information, documents and materials like financing statements under Party B’s request, assume the accuracy, verity, completion and effectiveness thereof; Party A shall not provide guarantee for third parties which exceeds Party B’s affordability without written consent from Party B.

II.

In case of undertaking, trusteeship (taking over), leasing, shareholding reform, decrease of registered capitals, investment, association, merger, consociation, division, joint operation, applying (being applied to) to suspend operation for correction, modification of controlling shareholders/actual controllers or transfer of main assets, suspending production, going out of business, heavy fines imposed by applicable authorities, cancellation of registration, revocation of business license, involvement with significant legal disputes, occurrence of serious hardship in production and management or deterioration of financing situation, failure to normally exercise duties of legal representative or principal person, or losing (possible to lose) guarantee capacity due to any reasons happens, Party B shall notify Party A in written promptly and conduct the assumption, transfer or inheritance of the guarantee obligation under this Contract, or provide new guarantee accepted by Party B for the performance of the Main Contract.

III.

In case of any changes to Party A’ s registered items in Administration of Industry and Commerce such as name, legal representative (principal person), address, business scope, registered capital or article of association of company (enterprise) etc., Party A shall inform Party B in writing within five (5) work days after the modification, and attach related materials after the modification.

Article 8	MISCELLANEOUS

I.	Allocation and charging of payable expense

As for Party A’s amount payable under the contract, Party B has the right to charge RMB or other currency expense from Party A’s account established in the China Construction Bank—it is not necessary to notify Party A in advance. Once it needs to handle the sales and purchasing of foreign exchange or exchange settlement, Party A is obliged to assist Party B; Party A shall bear the exchange rate risks.

II.	Use of Party A’s information

Party A allows Party B to inquire Party A’s credit status from individual credit information database of People's bank of China or any other individual credit information database approved by credit rating authority or other relevant work unit, department and person. All credit report obtained are limited to be used on purposes stipulated in Provisional Rules on Management of Individual Credit Information Database issued by People’s bank of China. Party A allows Party B to provide its credit information for individual credit information database of People's bank of China or any other individual credit information database approved by credit rating authority. Party A also agrees that Party B may use and disclose its information reasonably for the necessary of business.

Exhibit 10.10

III.	Collection by Public Notice

As for Party A’s breach of contract, Party B has the right to report to the relevant government agency and make an announcement through news media to collect the debt.

IV.	Effect as Evidence of Party B’s record

Except for reliable and confirmed contrary evidence, Party B’s following documents constitute evidence to prove the credit relationship under the Main Contract: internal account record of Party B’s principal, interest, expense and repayment record; receipt and voucher during debtor’s handling withdrawal, repayment and interest payment made or reserved by Party B; loan collection record and voucher by Party B. Party A cannot object to Party B’s personal fabrication or reservation of the above records, receipts and vouchers.

V.	Reservation of Right

Party B’s rights under the contract do not affect or eliminate any rights enjoyed according to relevant laws, stipulations and other contracts. Any grace, forgiving, preference or postponed exercising of any contract rights aimed at the breach or delay cannot be taken as the abandonment of rights and interests under the contract or permission or approval of any breach of contract; besides, they do not affect, block or hinder the continuous exercising of the rights or exercising of any other rights and do not ask Party B to bear any responsibilities and obligations for Party A.

If Party B fails to exercise or delays exercising of any rights under the Main Contract or fails to completely utilize any rescue operation under the Main Contract, Party A’s guaranty responsibilities under the contract can not be reduced or exempted; however, once Party B reduces or exempts the debts under the Main Contract, Party A’s guaranty responsibilities under the contract are reduced and exempted accordingly.

VI.	Debtor’s Dissolution or Bankruptcy

In the event that Party A knows that the debtor has entered into dissolution or bankruptcy procedure, it shall immediately notify Party B to report the debts; at the same time, it shall participate in the dissolution or bankruptcy procedure in a timely manner and exercise the claim right in advance. If Party A knows or should have known that the debtor has entered into dissolution or bankruptcy procedure but fails to exercise the claim right in advance, Party A shall be responsible the incurred losses. In spite of Article 5 (2), if Party B and debtor reach a reconciliation agreement in the debtor’s bankruptcy procedure or a restructuring plan, Party B’s rights under the contract are not affect by reconciliation agreement or restructuring plan; Party A’s guarantee responsibilities are not reduced or exempted. Party A can not defend against Party B’s claim of right through the conditions stipulated in the reconciliation agreement and restructuring plan. As for the credits compromised by Party B in the reconciliation agreement and restructuring plan to the debtor without repayment, it still has the right to require Party A for continuous repayment.

Exhibit 10.10

VII.	Dissolution or Bankruptcy of Party A

In the event that dissolution or bankruptcy occurs to Party A, even if Party B’s right of debts under the Main Contract has not expired, Party B has the right to participate in the dissolution or bankruptcy procedure and claim the right.

VIII.

In case of any changes in Party A’s communication address or contact method, it shall immediately notify Party B in written form; in case of any losses arising from timely notification failure, Party A shall bear relevant losses by itself.

IX.	Conditions for the Effectiveness of the Contract

This Contract becomes effective upon signing or official seal by Party A’s legal representative (responsible person) or authorized agent and signature or official seal by Party B’s responsible person or authorized agent.

X.

If Party A or debtor fails to strictly comply with relevant laws, stipulations or regulations concerning environmental protection, energy saving, discharge reduction and pollution reduction or in case of any possible energy consumption and pollution risks, Party B has the right to exercise the guaranty rights under this Contract in advance and adopt other remedial measures permitted by the contract or law.

Article 9	PARTY A’s REPRESENTATIONS AND GUARANTEES

I.	Party A fully understands Party B’s business scope and authorized power.

II.

Party A has read all the provisions of the contract and Main contract. In response to Party A’s requirements, Party B has specified relevant provisions of this contract and Main contract. Party A has known and adequately understood the meaning of provisions in this contract and Main contract and its legal consequence.

III.

Party A has the legal qualification of a guarantor. Party A’s guarantee under this Contract is in compliance with the provisions of laws, administrative regulations, rules and the article of association or internal documents of Party A, and has been approved by the Company’s internal competent institutions and/or national competent authorities. All the duties incurred due to that Party A has no right to sign this Contract shall be burdened by Party A, including but not limited to fully compensate the losses of Party A caused hereby.

IV.

Party A has confirmed it adequately knows the debtor’s assets, debts, business, credits and reputation, whether it has the main qualification and power of signing the Main Contract as well as all the contents of Main Contract.

Exhibit 10.10

Particular Signing Provisions

This guarantee contract is 2011 Jian Ping Song Guo Xin Bao Zi No.1-2

Article 10	INFORMATION OF CONTRACTORS

Guarantor (Party A): Fujian Sheng Da Import & Export Trading Co,. Ltd.
Address: Shui Nan Gong Ye Road, Songxi County
Post Code: 353500
Legal Representative: Zhan Youdai
Fax: 05992332598
Tel: 2332688

Creditor: China Construction Bank Co., Ltd Songxi Branch
Address: No 121 Jiefang Street, Songyuan Town, Songxi County
Post Code: 353500
Principal: Liu Liquan
Fax: 0599-2322644
Tel: 0599-2322670

To ensure the performance of the Domestic Letter of Credit Opening Contract with the Number of (2011) Jian Ping Song Guo Xin Kai Zi No.1 (hereinafter referred to as the “Main Contract”) entered into by and between Fujian Yada Group Co., Ltd. (hereinafter referred to as Debtor) and Party B, Party A agrees to assume the jointly guarantee liability for the debt under this contract. The Parties hereby agree to enter into this contract based on the mutual consent of consultation and comply with the terms hereof.

Article 11	AGREEMENTS TO ARTICLE

The contract guaranty scope includes the following Type II:

I.

All the debts under the Main Contract include (but not limited to) total principal, interest (including compound interest and penalty interest), breach penalty, compensation, other expense paid by debtor to Party B (including but not limited to relevant handling fee, telecom expense, sundry expense and relevant bank expense rejected by foreign beneficiary), Party B’s expense in realizing credits and guaranty rights (including but not limited to lawsuit expense, arbitration expense, property safeguard expense, travel expense, implementation expense, evaluation expense, auction expense, notarization expense, transportation expense, announcement expense and lawyer’s expense).

II.

The principal under the Main Contract (currency: RMB) (In Words: RMB Ten Million yuan) and interest (including compound interest and penalty interest), breach penalty, compensation, other expense paid by debtor to Party B (including but not limited to relevant handling fee, telecom expense, sundry expense and relevant bank expense rejected by foreign beneficiary), Party B’s expense in realizing credits and guaranty rights (including but not limited to lawsuit expense, arbitration expense, property safeguard expense, travel expense, implementation expense, evaluation expense, auction expense, notarization expense, transportation expense, announcement expense and lawyer’s expense).

Exhibit 10.10

Article 12	DISPUTE SETTLEMENT

Any and all disputes arising in the performance of the Contract shall be settled through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be settled by the first method as follows.

(1)	Instituting legal proceedings in the People’s Court of competent jurisdiction at Party B’s domicile.

(2)

Submitting to (left blank) Arbitration Commission (place of arbitration: (left blank)) for arbitration in accordance with the arbitration rules of the Arbitration Commission in force at the time of application. The arbitration award shall be final, and binding upon both parties.

During the process of litigation or arbitration, the Parties shall continue to implement this contract, except for the matters in dispute.

Article 13	THIS CONTRACT SHALL BE PREPARED IN THREE DUPLICATES

Article 14	OTHER AGREED ITEMS

This filed is left blank

Exhibit 10.10

Party A (Official seal):
Legal representative (Person-in-charge) or authorized agent (Signature): Zhan Youdai (Signature)
Date: September 27, 2011

Party B (Official seal): China Construction Bank Co., Ltd. Songxi Branch (Seal affixed)
Responsible person or authorized agent (Signature): Liu Liquan
Date: September 27, 2011